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                              Exhibit 23(d)(1)(mm)
Amendment to Investment Advisory Agreement - TA IDEX Clarion Global Real Estate
                                   Securities

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               AMENDMENT TO INVESTMENT ADVISORY AGREEMENT BETWEEN
       TRANSAMERICA IDEX MUTUAL FUNDS AND TRANSAMERICA FUND ADVISORS, INC.

THIS AMENDMENT is made as of November 1, 2005 to the Investment Advisory Agreement dated March 1, 2003, as amended, between Transamerica IDEX Mutual Funds and Transamerica Fund Advisors, Inc. on behalf of TA IDEX Clarion Real Estate Securities (the "Fund"). In consideration of the mutual covenants contained herein, the parties agree as follows:

FUND NAME CHANGE. Any references to TA IDEX Clarion Real Estate Securities are revised to mean TA IDEX Clarion Global Real Estate Securities, in response to the name change of the Fund, effective November 1, 2005.

In all other respects, the Investment Advisory Agreement dated March 1, 2003, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of November 1, 2005.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By:
                                            ------------------------------------
                                            T. Gregory Reymann, II
                                            Vice President


                                        TRANSAMERICA IDEX MUTUAL FUNDS


                                        By:
                                            ------------------------------------
                                            Glenn E. Brightman
                                            Vice President